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                                                                    EXHIBIT 99.1



                              FOR IMMEDIATE RELEASE

CONTACT:
BMC Communications/Trout Group                 Enchira Biotechnology Corporation
Brad Miles (media inquiries, ext. 17)          Paul G. Brown, III
Jonathan Fassberg (investor inquiries,         Chief Financial Officer
ext. 16)                                       (281) 364-6140
(212) 477-9007


                   ENERGY BIOSYSTEMS CORPORATION CHANGES NAME
                      TO ENCHIRA BIOTECHNOLOGY CORPORATION

           NEW NAME REFLECTS EXPANDED USE OF GENE SHUFFLING TECHNOLOGY
                 AS "DIRECTED EVOLUTION" BIOTECHNOLOGY PLATFORM

THE WOODLANDS, TEXAS - JUNE 8, 2000 - Energy BioSystems Corporation (NASDAQ:
ENBC) announced today that its shareholders approved the renaming of the company to Enchira Biotechnology Corporation at the company's annual meeting in The Woodlands, Texas. The name change reflects the company's expanded strategic direction to apply its proprietary directed evolution technology to broader markets, including pharmaceutical, ag-bio, chemical, and industrial enzyme applications. The company's stock market ticker will remain ENBC, and the name change will be effective tomorrow, June 9, after appropriate filing with the State of Delaware and notification of NASDAQ.

Since 1993, Enchira, as Energy BioSystems, has been a leader in applying molecular biology and microbial processes to remove sulfur (biodesulfurization [BDS]) from petrochemical products for cleaner reactions and lower costs. The company invested more than $70 million in its core technology and is now applying it to diverse markets. Enchira's directed evolution platform includes a new gene shuffling technology - named RACHITT-TM-, for "RAndom CHImeragenesis on Transient Templates" - designed to efficiently create related versions of genes of interest to the pharmaceutical, agricultural, and industrial enzyme industries. Last month, on May 23rd, the company announced a strategic collaboration and licensing agreement with Genencor International, one of the world's leading industrial biotechnology firms, under which Genencor will use RACHITT-TM- to develop gene-based products for the cleaning, textiles, grain processing, animal feed, and food ingredients industries.

"Changing the name of our company is another step in our continued evolution, from a single process operation to a technology platform company applying a unique technology that can help enterprises in multiple industries develop better gene-based products," said Enchira President and CEO Peter Policastro. "Current events in biotechnology, such as the human genome project, are creating many opportunities for developing new cures for

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diseases and beneficial gene-based products. As the biotech industry has evolved, so have we, as we now seek to capitalize on our biotechnology capabilities and expertise. This evolution of ours will lead us into a higher-growth industry and into more exciting product development opportunities, both new and complementary to our existing business strategies."

Enchira's RACHITT-TM- technology is part of the company's directed evolution technology platform that rapidly creates hybrid genes that code for proteins with desired characteristics. New genes are created in a controlled laboratory setting by combining genes or gene fragments to produce chimeric genes that will direct the synthesis of these highly optimized proteins. Enchira believes that its RACHITT-TM- technology, coupled with its high throughput screening capabilities, offers its partners substantial advantages over competing technologies.

"Last year, we accelerated the building of our directed evolution platform by investing in the development of the RACHITT-TM- technology as well as of new high-throughput screening (HTS) technology, to complement our existing strengths in metabolic engineering and bioprocessing," said Peter Policastro. "With this platform now in place, we can screen large numbers of alternatives from gene shuffled libraries. These capabilities allow the company to expand our business base into the pharmaceutical, ag-bio, chemical, and industrial enzyme markets."

Enchira Biotechnology Corporation (NASDAQ: ENBC), of The Woodlands, Texas, is applying proprietary, directed evolution techniques to accelerate development and commercialization of gene-based products for the pharmaceutical, ag-bio, industrial enzyme, chemical, petroleum refining, and petrochemicals markets.


THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS, INCLUDING BUT NOT LIMITED TO THE COMPANY'S NEED FOR ADDITIONAL FUNDS, THE ABILITY TO RAISE SUFFICIENT FUNDS ON ACCEPTABLE TERMS, THE PENDING DISPUTE WITH MAXYGEN RELATIVE TO THEIR ALLEGATIONS CONCERNING CONFIDENTIALITY, THE TECHNICAL UNCERTAINTY AND RISKS ASSOCIATED WITH COMMERCIALIZATION OF THE COMPANY'S TECHNOLOGY, THE COMPANY'S RELIANCE ON ENVIRONMENTAL REGULATIONS AND THE UNCERTAINTY OF THE ADOPTION OF ANY NEWLY PROPOSED REGULATIONS, THE MARKET ACCEPTANCE OF THE COMPANY'S TECHNOLOGY, THE COMPANY'S DEPENDENCE ON COLLABORATION PARTNERS, COMPETITION, AND THE ABILITY TO ENFORCE AND DEFEND THE COMPANY'S PATENTS AND PROPRIETARY TECHNOLOGIES. SHOULD ONE OR MORE OF SUCH RISKS AND UNCERTAINTIES MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE INDICATED IN SUCH FORWARD-LOOKING STATEMENTS. FOR A DISCUSSION OF SUCH RISKS AND ASSUMPTIONS, SEE "RISK FACTORS" INCLUDED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999.


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